Exhibit 10(ddd)

                    Manhattan Financial Group
                   1147 Manhattan Avenue, #134
                    Manhattan Beach, CA 90266


To: David B. Johnston
From: Daron C. Dillia
Dated: February 8, 1999

RE:       144 Investment

Manhattan Financial Group (MFG) agrees on or before March 15, 1999 to provide Computerized Thermal Imaging, Inc. (CTI) with a minimum investment of $250,000 and a maximum investment of $1,250,000 for the purchase of CTI common stock subject to rule #144 of the SEC act of 1933. As consideration for such investment CTI will allow MFG to purchase the common stock at 50% of the low bid price during the time period (2/8/99 to 3/15/99). The stock purchased will be br granted piggy back registration rights.

/s/ Daron C. Dillia
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Daron C. Dillia dba Manhattan Financial Group


Agreed:

/s/ David B. Johnston
--------------------------------------------
David B. Johnston - CEO
Computerized Thermal Imaging